CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-06553) and related Prospectus of SFX Broadcasting, Inc. for the registration of $450,000,000
10 3/4% Senior Subordinated Notes due 2006, Series B and to the incorporation by reference therein of our reports dated February 20, 1996, except for Note 14 as to which the date is May 1, 1996 with respect to the consolidated financial statements of SFX Broadcasting, Inc., February 14, 1996, excep t for Note 10 as to which the date is May 1, 1996 with respect to the consolidated financial statements of Multi-Market Radio, Inc. and May 20, 1996 with respect to the financial statements of KKRW-FM (a division of CBS, Inc.) all included in the Current Report on Form 8-K dated May 30, 1996 of SFX
 Broadcasting, Inc., filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                           Ernst & Yound LLP

New York, New York
July 12, 1996